UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 9, 2005

Rural/Metro Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22056	86-0746929
(Commission File Number)	(IRS Employer Identification No.)

9221 East Via De Ventura Scottsdale, Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 606-3886

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 9, 2005, Rural/Metro Corporation (the “Company”) issued a press release announcing that in connection with the financing of its previously announced tender offer for and consent solicitation relating to its 7 7/8% Senior Notes due 2008, it has obtained a commitment for new senior secured credit facilities. The borrower under the facilities is expected to be a newly formed, wholly owned subsidiary of the Company. The borrower will also offer $140 million in aggregate principal amount of senior subordinated notes due 2015. The Company intends to offer approximately $50 million in gross proceeds of senior discount notes due 2016. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of Rural/Metro Corporation, dated February 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

By:	/s/ Michael S. Zarriello
Name:	Michael S. Zarriello
Title:	Senior Vice President and Chief Financial Officer

Date: February 14, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 9, 2005.

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